
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CHIRON
CORPORATION'S CONSOLIDATED BALANCE SHEET DATED DECEMBER 31, 1997 AND
CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997<F8>
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997<F8>
<CASH>                                          98,483
<SECURITIES>                                   159,989<F1>
<RECEIVABLES>                                  366,962
<ALLOWANCES>                                    22,918
<INVENTORY>                                    165,652
<CURRENT-ASSETS>                               770,052
<PP&E>                                         831,521
<DEPRECIATION>                                 277,623
<TOTAL-ASSETS>                               1,768,478
<CURRENT-LIABILITIES>                          471,186
<BONDS>                                        397,217<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,757
<OTHER-SE>                                     872,188<F3>
<TOTAL-LIABILITY-AND-EQUITY>                 1,768,478
<SALES>                                        252,729
<TOTAL-REVENUES>                               574,599
<CGS>                                          114,063<F6><F7>
<TOTAL-COSTS>                                  114,063<F6><F7>
<OTHER-EXPENSES>                               292,649<F4><F6><F7>
<LOSS-PROVISION>                                10,227
<INTEREST-EXPENSE>                              31,610
<INCOME-PRETAX>                                 40,206
<INCOME-TAX>                                    14,424
<INCOME-CONTINUING>                             25,782
<DISCONTINUED>                                  45,437<F5>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    71,219
<EPS-BASIC>                                       0.41
<EPS-DILUTED>                                     0.40

<F1>CONSISTS OF SHORT-TERM AND NONCURRENT INVESTMENTS IN MARKETABLE DEBT
SECURITIES.
<F2>CONSISTS OF CONVERTIBLE SUBORDINATED DEBENTURES, CAPITAL LEASE OBLIGATIONS AND
NOTES PAYABLE, NET OF CURRENT MATURITIES.
<F3>CONSISTS OF ADDITIONAL PAID-IN CAPITAL, ACCUMULATED DEFICIT, ACCUMULATED OTHER
COMPREHENSIVE LOSS AND NOTES PAYABLE FOR STOCK SALES.
<F4>CONSISTS OF RESEARCH AND DEVELOPMENT, IMPAIRMENT LOSS ON LONG-LIVED ASSETS
AND OTHER OPERATING EXPENSES.
<F5>ON NOVEMBER 30, 1998, CHIRON CORPORATION COMPLETED THE SALE OF ITS IN VITRO
DIAGNOSTIC BUSINESS, CHIRON DIAGNOSTICS CORPORATION. THIS SCHEDULE FOR THE YEAR ENDED DEC-31-1997 HAS BEEN RESTATED TO REFLECT THE RESULTS OF CHIRON DIAGNOSTICS CORPORATION AS DISCONTINUED OPERATIONS.
<F6>DURING THE SECOND QUARTER OF 1999, THE COMPANY COMPLETED THE IMPLEMENTATION
OF AN INTEGRATED INFORMATION SYSTEM. AS A RESULT, CERTAIN PREVIOUSLY REPORTED AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE DECEMBER 31, 1999
PRESENTATION.
<F7>DURING THE FOURTH QUARTER OF 1999, THE COMPANY RECLASSIFIED THIRD PARTY
CONTRACT MANUFACTURING EXPENSES TO "OTHER EXPENSES", WHICH WERE PREVIOUSLY CLASSIFIED AS "COST OF SALES." AS A RESULT, CERTAIN PREVIOUSLY REPORTED
AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE DECEMBER 31, 1999
PRESENTATION.
<F8>ACTUAL FISCAL YEAR END WAS DEC-28-1997. FOR PRESENTATION PURPOSES, DATES
USED IN THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES REFER TO THE FISCAL
MONTH END.

